[LOGO]                                               The Brink's Company
                                                     1801 Bayberry Court
                                                     P.O. Box 18100
                                                     Richmond, VA 23226-8100 USA
 PRESS RELEASE                                       Tel. 804.289.9600
                                                     Fax 804.289.9758

Contact:                                             FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709


                               The Brink's Company
                         Reports Second Quarter Results

               Brink's Home Security Continues Record Performance;
                       BAX Global Posts Improved Results;
                 Brink's, Incorporated Profitability Impacted by
                       Restructuring and Severance Costs



     RICHMOND, Va., (August 3, 2005) - The Brink's Company (NYSE: BCO) today reported after-tax income from continuing operations for the second quarter of 2005 of $12.0 million or $0.21 per diluted share compared to $12.6 million or $0.23 per diluted share in the prior-year period.

     Revenue in the second quarter of 2005 was up 16% over last year's second quarter to $1.3 billion, reflecting substantial increases from each of the Company's business units. In addition to the favorable impact of underlying business growth, revenues at Brink's, Incorporated and BAX Global also benefited from stronger European currencies relative to the U.S. dollar. The effects of the weaker U.S. dollar contributed about 2 percentage points of the increase in revenues.

     The Company reported operating profit of $34.4 million for the quarter ended June 30, 2005, down from $37.8 million in the year earlier period. Record performance from Brink's Home Security and improvement by BAX Global were more than offset by lower results from Brink's, Incorporated where approximately $10 million more of costs were recorded to cover restructuring and severance compared to the prior year's quarter.

Income tax expense was higher than normal in the second quarter of 2005 largely due to $6.5 million of newly established tax valuation allowances primarily related to Brink's operations in Latin America. Income tax expense for the second quarter of 2004 included the establishment of $6.7 million of tax valuation allowances primarily related to European operations of BAX Global.

     Net income for the second quarter of 2005 was $15.3 million, or $0.27 per diluted share, including income from discontinued operations of $3.3 million, or $0.06 per diluted share, which primarily reflects a reduction in the estimated withdrawal liability for coal-related multi-employer pension plans. In the second quarter a year ago, the Company reported net income of $18.6 million, or $0.34 per diluted share. Net income in 2004 included income from discontinued operations of $6.0 million, or $0.11 per diluted share, primarily relating to a reduction in the estimated withdrawal liability for the multi-employer pension plans, as well as a gain on the sale of the Company's former timber business.

                              First - Half Results

     For the six months ended June 30, 2005, revenues were $2.5 billion compared with $2.2 billion for the first six months of 2004. Net income for the first half of 2005 was $28.9 million, or $0.51 per diluted share, compared with $44.4 million, or $0.81 per diluted share for the first six months of 2004.

                    Second Quarter Business Unit Performance

Brink's, Incorporated ("Brink's")
---------------------------------

     Brink's revenue increased 15% to $536.7 million in the second quarter of 2005 from $465.3 million in the prior-year period. International revenue in the quarter increased 21% over the year-ago quarter, 16% excluding the net benefit of currency translation. The revenue growth was driven by an increase in activity in Europe reflecting acquisitions in Greece, Luxembourg, Scotland, Ireland and Eastern Europe, an increase in cash processing levels, especially in

France, and higher volumes in Brink's Global Services. Revenues were also up in South America due largely to business growth and stable market conditions in Venezuela, and growth in Colombia, Argentina and Chile. North American revenue increased 6% over the second quarter of 2004, reflecting higher U.S. and Canadian revenues in all lines of service and the positive impact of foreign currency exchange rates on Canadian operations.

     Brink's operating profit in the quarter ended June 30, 2005, was $15.1 million, down from $25.3 million recorded in the second quarter of 2004. Operating profit was lower in both International and North American operations. Internationally, better performance in South America was more than offset by a decline in Europe primarily due to restructuring costs in Belgium and the Netherlands. Operating profit in North America declined year-over-year to $9.4 million from $13.0 million due to higher pension costs and higher safety and security expense.

Brink's Home Security
---------------------

     Revenue at Brink's Home Security increased 13% to $96.8 million in the second quarter of 2005, as compared to the same period last year, due primarily to continued growth in the subscriber base. Operating profit in the second quarter was a record $23.3 million, 18% higher than in the prior year's second quarter. The increase in operating profit from recurring services resulted from the growth of the subscriber base along with a reduction in the estimate for allowance for doubtful accounts.

     The annualized disconnect rate for the second quarter of 2005 improved to 6.8% from 7.2% in the year-ago quarter. Brink's Home Security installed 42,300 new subscribers during the quarter, a 19% increase over the number of new subscribers added in the second quarter of 2004, and ended the quarter with approximately 973,000 subscribers generating monthly recurring revenue of $27.7 million (see Non-GAAP Reconciliations for a reconciliation of monthly recurring revenue to reported revenue).

BAX Global
----------

     Revenue at BAX Global increased 17% to $681.4 million in the second quarter of 2005 compared to the prior-year period. In the Americas region, revenue increased 12% over last year's second quarter. The increase reflected higher fuel surcharges and a 4% improvement in U.S. shipping volumes including continued strong growth in BAX Global's freight forwarder service and higher export activity. Volumes for higher-priced expedited freight were down significantly as the effects of higher fuel prices contributed to a shift by customers to lower-priced deferred services. International revenue increased 23% (20% excluding the benefit of foreign currency translation) versus the prior year period, reflecting robust Asia-Pacific activity and improvement in Europe.

     Operating profit at BAX Global improved to $16.8 million for the second quarter of 2005 compared to $12.4 million for the same period in 2004. The current quarter's performance reflects higher volumes and stronger margins in Asia-Pacific from logistics and freight forwarding activities combined with improvement in operating profit in Europe, partially offset by lower operating profit in the Americas due to the shift in product mix.

                                     Summary

     "Although operationally we posted a good quarter, this was overshadowed somewhat by the restructuring and severance costs largely related to Brink's operations in Belgium and the Netherlands," said Michael T. Dan, Chairman, President and Chief Executive Officer of The Brink's Company. "BAX Global continued to improve with sustained growth in Asia-Pacific and strengthening performance in Europe. Brink's achieved good growth in most of its major markets while staying focused on excellent security and service levels, and appropriate pricing. Brink's has made more than $50 million in acquisitions in Europe this year that will enhance growth. Brink's Home Security maintained its excellent record of growth and profitability. Overall, our businesses are well positioned as we head into the seasonally stronger second half of the year," added Mr. Dan.

This release contains both historical and forward-looking information. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in this document includes, but is not limited to, statements regarding enhanced growth at Brink's and the positioning and seasonality of the businesses. The forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies that could cause actual results to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond the control of The Brink's Company and its subsidiaries, include, but are not limited to, the ability of the businesses to meet demand appropriately, the ability of Brink's to integrate its recent acquisitions and the performance of the acquired companies, the ability of Brink's Home Security to continue to maintain its subscriber growth and low disconnect rate, the demand for overnight shipping, the ability to identify and execute cost and operational improvements in the core businesses, IT costs and costs associated with ongoing contractual obligations, the number of home moves during the summer, seasonal increases in various shipping volumes, pension plan and other employee obligations, labor relations, safety and security performance, overall domestic and international economic, political, social and business conditions, capital markets performance, the strength of the U.S. dollar relative to foreign currencies, interest rates, inflation, new government regulations and legislative initiatives (including local initiatives relating to police response to alarms), domestic and international demand for services of the subsidiaries of The Brink's Company, pricing and other competitive factors, fuel prices, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer. The information included in this release is representative only as of the date of this release, and The Brink's Company undertakes no obligation to update any information contained in this release.

About The Brink's Company
The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three businesses are Brink's, Incorporated, the world's premier provider of secure transportation and cash management services; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in freight transportation and global supply chain management solutions. For more information, please visit The Brink's Company website at www.brinkscompany.com, or call toll free 877-275-7488.

Conference Call
The Company will host a conference call today, August 3, at 11:00 a.m. eastern time to discuss this press release. Interested parties can listen to the conference call by dialing 800-392-9565 within North America or 706-634-5450 from outside North America, or via live webcast at www.brinkscompany.com. Please dial in at least five minutes prior to the start of the call. Dial-in replay will be available through August 19, 2005, by calling 800-642-1687 within North America or 706-645-9291 outside North America. The conference ID for the replay is 7887757. A webcast replay will also be available at www.brinkscompany.com.

                               The Brink's Company
                                and Subsidiaries

                 Condensed Consolidated Statements of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)




                                                                     Three Months                       Six Months
                                                                     Ended June 30,                    Ended June 30,
                                                                 2005             2004              2005            2004
--------------------------------------------------------------------------------------------------------------------------
Revenues                                                   $    1,314.9         1,131.5            2,539.5        2,226.0

Expenses:
Operating expenses                                              1,133.6           958.5            2,185.7        1,888.4
Selling, general and administrative expenses                      149.3           137.5              288.1          271.9
--------------------------------------------------------------------------------------------------------------------------
   Total expenses                                               1,282.9         1,096.0            2,473.8        2,160.3
Other operating income, net                                         2.4             2.3                5.5            5.8
--------------------------------------------------------------------------------------------------------------------------
   Operating profit                                                34.4            37.8               71.2           71.5

Interest expense                                                   (6.1)           (5.8)             (10.7)         (11.6)
Interest and other income (expense), net                            2.9            (0.1)               3.6            4.3
Minority interest                                                  (3.0)           (1.4)              (6.8)          (4.7)
--------------------------------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes           28.2            30.5               57.3           59.5
Income tax expense                                                 16.2            17.9               29.5           29.7
--------------------------------------------------------------------------------------------------------------------------

   Income from continuing operations                               12.0            12.6               27.8           29.8

Income from discontinued operations, net of tax                     3.3             6.0                1.1           14.6
--------------------------------------------------------------------------------------------------------------------------
Net income                                                 $       15.3            18.6               28.9           44.4
==========================================================================================================================


Basic net income per common share:
   Continuing operations                                   $       0.21            0.23               0.50           0.55
   Discontinued operations                                         0.06            0.11               0.02           0.27
--------------------------------------------------------------------------------------------------------------------------
                                                           $       0.27            0.34               0.52           0.82
==========================================================================================================================
Diluted net income per common share:
   Continuing operations                                   $       0.21            0.23               0.49           0.54
   Discontinued operations                                         0.06            0.11               0.02           0.27
--------------------------------------------------------------------------------------------------------------------------
                                                           $       0.27            0.34               0.51           0.81
==========================================================================================================================
Weighted-average common shares outstanding:
   Basic                                                           56.0            54.4               55.9           54.1
   Diluted                                                         56.6            55.1               56.5           54.8
--------------------------------------------------------------------------------------------------------------------------

                               THE BRINK'S COMPANY
                                and Subsidiaries

                               Segment Information
                                  (In millions)
                                   (Unaudited)




                                                 Three Months                       Six Months
                                                 Ended June 30,                    Ended June 30,
                                             2005             2004              2005            2004
------------------------------------------------------------------------------------------------------
   Revenues:
     Brink's                           $      536.7            465.3           1,045.9          923.3
     Brink's Home Security                     96.8             85.9             188.7          167.9
     BAX Global                               681.4            580.3           1,304.9        1,134.8
------------------------------------------------------------------------------------------------------
       Revenues                        $    1,314.9          1,131.5           2,539.5        2,226.0
======================================================================================================

   Operating profit:
     Brink's                           $       15.1             25.3              45.4           58.1
     Brink's Home Security                     23.3             19.8              45.8           39.2
     BAX Global                                16.8             12.4              25.0           15.5
------------------------------------------------------------------------------------------------------
       Business segments                       55.2             57.5             116.2          112.8
     Former coal operations                   (10.9)           (10.1)            (24.1)         (22.6)
     Corporate                                 (9.9)            (9.6)            (20.9)         (18.7)
------------------------------------------------------------------------------------------------------
       Operating profit                $       34.4             37.8              71.2           71.5
======================================================================================================

                               The Brink's Company
                                and Subsidiaries

                       Supplemental Financial Information
                                  (In millions)
                                   (Unaudited)




                                                           Three Months                       Six Months
                                                          Ended June 30,                    Ended June 30,
                                                      2005             2004              2005            2004
---------------------------------------------------------------------------------------------------------------
   Brink's:
     Revenues:
       North America                            $      192.2            180.9             378.2          361.0
       International                                   344.5            284.4             667.7          562.3
---------------------------------------------------------------------------------------------------------------
     Revenues                                   $      536.7            465.3           1,045.9          923.3
===============================================================================================================
     Operating profit:
       North America                            $        9.4             13.0              22.1           25.9
       International                                     5.7             12.3              23.3           32.2
---------------------------------------------------------------------------------------------------------------
     Operating profit                           $       15.1             25.3              45.4           58.1
===============================================================================================================

   Brink's Home Security:
     Revenues                                   $       96.8             85.9             188.7          167.9
===============================================================================================================
     Operating profit:
       Recurring services                       $       43.7             35.7              85.2           70.8
       Investment in new subscribers                   (20.4)           (15.9)            (39.4)         (31.6)
---------------------------------------------------------------------------------------------------------------
     Operating profit                           $       23.3             19.8              45.8           39.2
===============================================================================================================

     Monthly recurring revenues (a)             $                                          27.7           24.5
     Annualized disconnect rate                          6.8%             7.2%              6.3%           6.8%

     Number of subscribers (in thousands):
       Beginning of period                             947.1            854.1             921.4          833.5
       Installations                                    42.3             35.6              81.6           69.7
       Disconnects                                     (16.4)           (15.6)            (30.0)         (29.1)
---------------------------------------------------------------------------------------------------------------
     End of period                                     973.0            874.1             973.0          874.1
     Average number of subscribers                     960.3            864.5             947.0          854.0
===============================================================================================================
(a) See "Non-GAAP Reconciliations" below.

   BAX Global:
     Revenues:
       Americas                                 $      312.2            279.3             605.6          544.0
       International                                   396.3            321.3             751.0          630.4
       Eliminations                                    (27.1)           (20.3)            (51.7)         (39.6)
---------------------------------------------------------------------------------------------------------------
     Revenues                                   $      681.4            580.3           1,304.9        1,134.8
===============================================================================================================
     Operating profit (loss):
       Americas                                 $        3.7              6.1               0.3            4.2
       International                                    18.7             11.2              32.9           19.9
       Corporate and other                              (5.6)            (4.9)             (8.2)          (8.6)
---------------------------------------------------------------------------------------------------------------
     Operating profit                           $       16.8             12.4              25.0           15.5
===============================================================================================================

   Intra-America revenue                        $      139.8            133.7             275.6          258.8
   Worldwide expedited freight services:
     Revenues                                   $      517.7            437.2             983.0          852.8
     Weight in pounds                                  469.1            443.9             900.4          861.9
===============================================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



        COSTS OF FORMER COAL OPERATIONS INCLUDED IN CONTINUING OPERATIONS




                                                                         Three Months                     Six Months
                                                                        Ended June 30,                   Ended June 30,
                                                                    2005             2004              2005           2004
---------------------------------------------------------------------------------------------------------------------------
Company-sponsored postretirement benefits other
   than pensions                                              $       8.6             9.2              18.0           18.6
Black lung                                                            1.0             1.2               2.2            2.7
Pension                                                               1.2             0.5               2.2            1.1
Administrative, legal and other expenses, net                         1.3             1.8               3.4            4.3
Idle and closed mine expense                                          0.1             0.2               0.3            0.4
Gains on sale of property and equipment and
   other income                                                      (1.3)           (2.8)             (2.0)          (4.5)
---------------------------------------------------------------------------------------------------------------------------
                                                              $      10.9            10.1              24.1           22.6
===========================================================================================================================



                       INCOME FROM DISCONTINUED OPERATIONS




                                                                         Three Months                     Six Months
                                                                        Ended June 30,                   Ended June 30,
                                                                    2005             2004              2005           2004
---------------------------------------------------------------------------------------------------------------------------
Gain (loss) on sales of:
   Timber                                                     $       -               1.9               -             20.7
   Gold                                                               -               -                 -             (0.9)

Loss from operations:
   Timber                                                             -               -                 -             (0.5)
   Gold                                                               -               -                 -             (1.2)

Adjustments to contingent liabilities of former operations:
   Withdrawal liability                                               6.1             8.1               6.1            8.1
   Other                                                             (1.0)           (0.7)             (4.4)          (3.6)
---------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations before
   income taxes                                                       5.1             9.3               1.7           22.6
Income tax expense                                                    1.8             3.3               0.6            8.0
---------------------------------------------------------------------------------------------------------------------------
Income from discontinued operations                           $       3.3             6.0               1.1           14.6
===========================================================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                         SELECTED CASH FLOW INFORMATION



                                                                   Three Months                       Six Months
                                                                  Ended June 30,                    Ended June 30,
                                                              2005             2004              2005            2004
------------------------------------------------------------------------------------------------------------------------
   Depreciation and amortization:
     Brink's                                            $       22.9             19.4              44.1            38.5
     Brink's Home Security                                      14.3             12.6              28.2            25.1
     BAX Global                                                  9.6             10.6              19.7            21.3
     Corporate                                                   -                -                 0.2             0.4
------------------------------------------------------------------------------------------------------------------------
       Depreciation and amortization                    $       46.8             42.6              92.2            85.3
========================================================================================================================

   Capital expenditures:
     Brink's                                            $       18.0             16.2              49.4            32.3
     Brink's Home Security (a)                                  37.8             29.4              81.0            56.1
     BAX Global (b)                                             15.7              3.8              32.8            10.7
     Corporate                                                   0.1              0.1               0.2             0.4
------------------------------------------------------------------------------------------------------------------------
       Capital expenditures                             $       71.6             49.5             163.4            99.5
========================================================================================================================

(a) Capital expenditures in the first quarter of 2005 includes $10.2 million for the purchase of BHS's headquarters. The facility was previously leased.
(b) Includes the purchase of three aircraft.

   Other Brink's Home Security cash flow information:
     Impairment charges from subscriber disconnects     $       10.8             10.2              19.6            18.9
     Amortization of deferred revenue                           (7.2)            (6.6)            (13.7)          (12.7)
     Deferral of subscriber acquisition costs
       (current year payments)                                  (6.0)            (4.7)            (11.0)           (9.4)
     Deferral of revenue from new subscribers
       (current year receipts)                                  10.2              8.7              19.8            16.8
========================================================================================================================

                               The Brink's Company
                                and Subsidiaries

                 Supplemental Financial Information (continued)
                                  (In millions)
                                   (Unaudited)



                            NON-GAAP RECONCILIATIONS

Monthly Recurring Revenues

A reconciliation of monthly recurring revenues to reported Brink's Home Security revenues follows:


                                                          Six Months
                                                         Ended June 30,
                                                    2005               2004
----------------------------------------------------------------------------
June:
   Monthly recurring revenues ("MRR") (a)     $     27.7               24.5
   Amounts excluded from MRR:
     Amortization of deferred revenue                2.6                2.4
     Other revenues (b)                              2.7                2.5
----------------------------------------------------------------------------
   Revenues on a GAAP basis                         33.0               29.4
============================================================================

Revenues (GAAP basis):
   June                                             33.0               29.4
   January - May                                   155.7              138.5
----------------------------------------------------------------------------
   January - June                             $    188.7              167.9
============================================================================

(a) MRR is calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for contracted monitoring and maintenance services.
(b) Revenues that are not pursuant to monthly contractual billings.


The Company believes the presentation of MRR is useful to investors because the measure is widely used in the industry to assess the amount of recurring revenues from subscriber fees that a monitored security service business produces.

Net Debt and Net Financings


                                                               June 30,            December 31,
                                                                 2005                  2004
----------------------------------------------------------------------------------------------
Short-term debt and current maturities of long-term debt  $      81.2                    62.6
Long-term debt                                                  214.0                   181.6
----------------------------------------------------------------------------------------------
     Debt                                                       295.2                   244.2
Less cash and cash equivalents                                 (161.4)                 (169.0)
----------------------------------------------------------------------------------------------
     Net Debt                                                   133.8                    75.2
Securitization facility                                          61.0                    25.0
----------------------------------------------------------------------------------------------
     Net Financings                                       $     194.8                   100.2
==============================================================================================

The Company believes that Net Debt and Net Financings are useful measures of the Company's financial leverage.

                               The Brink's Company
                                and Subsidiaries



Organic Revenue Growth

The following table provides supplemental information related to 2005 Organic Revenue Growth extracted from the consolidated financial information which is not required to be presented in the consolidated financial statements by GAAP. The Company defines its 2005 Organic Revenue Growth as the change in its 2005 revenue from 2004 because of factors such as change in prices for its products and services (including the effect of fuel surcharges), changes in volumes of business and changes in the product mix. Excluded from 2005 Organic Revenue Growth are changes in translation rates and the effects of new acquisitions.



                                                        Three Months          % change           Six Months        % change
(In millions)                                          Ended June 30,         from 2004        Ended June 30,      from 2004
----------------------------------------------------------------------------------------------------------------------------
2004 revenues as reported:
   Brink's                                           $       465.3               N/A                 923.3            N/A
   BHS                                                        85.9               N/A                 167.9            N/A
   BAX Global                                                580.3               N/A               1,134.8            N/A
----------------------------------------------------------------------------------------------------------------------------
                                                     $     1,131.5               N/A               2,226.0            N/A
============================================================================================================================

Effects on 2005 revenue of acquisitions
and dispositions:
   Brink's                                           $        23.4                 5                  42.7              5
   BHS                                                         -                   -                   -                -
   BAX Global                                                  -                   -                   -                -
----------------------------------------------------------------------------------------------------------------------------
                                                     $        23.4                 2                  42.7              2
============================================================================================================================

Currency translation effects on 2005 revenue:
   Brink's                                           $        16.5                 4                  29.4              3
   BHS                                                         0.1                 -                   0.2              -
   BAX Global                                                 13.3                 2                  25.0              2
----------------------------------------------------------------------------------------------------------------------------
                                                     $        29.9                 3                  54.6              2
============================================================================================================================

2005 Organic Revenue Growth:
   Brink's                                           $        31.5                 7                  50.5              5
   BHS                                                        10.8                13                  20.6             12
   BAX Global                                                 87.8                15                 145.1             13
----------------------------------------------------------------------------------------------------------------------------
                                                     $       130.1                11                 216.2             10
============================================================================================================================

2005 revenues as reported:
   Brink's                                           $       536.7                15               1,045.9             13
   BHS                                                        96.8                13                 188.7             12
   BAX Global                                                681.4                17               1,304.9             15
----------------------------------------------------------------------------------------------------------------------------
                                                     $     1,314.9                16               2,539.5             14
============================================================================================================================


The supplemental information presented above related to the 2005 Organic Revenue Growth is non-GAAP information that management believes is an important measure to evaluate results of existing operations without the effects of acquisitions, dispositions and currency exchange rates. This supplemental non-GAAP information does not affect net income or any other reported figures. It should be viewed in addition to, not in lieu of, the Company's consolidated statement of operations.

                               The Brink's Company
                                and Subsidiaries


                                      OTHER


Value-added taxes and customs duties

During 2004, the Company determined that one of its non-U.S. Brink's, Incorporated business units had not paid foreign customs duties and value-added taxes with respect to the importation of certain goods and services. The Company has been advised that there could be civil and criminal penalties asserted for the non-payment of these customs duties and value-added taxes. To date no penalties have been asserted. The business unit has commenced discussions with the appropriate governmental authorities in the affected jurisdiction regarding this matter and the Company has made payments covering its calculated unpaid value-added taxes.

As a result of its investigation, the Company recorded charges in 2004 of $1.3 million to operating profit and $0.8 million to interest expense in the second quarter of 2004. In the third quarter of 2004 the Company recorded $0.2 million reduction in the amount charged to operating expense and $0.1 million reduction in the amount charged to interest expense as a result of updated information. The summary impact on earnings is provided below.



                                                       Three Months                        Six Months
                                                       Ended June 30,                    Ended June 30,
(In millions)                                      2005             2004             2005             2004
-----------------------------------------------------------------------------------------------------------
Penalties on unpaid value-added taxes         $     -                0.4              -                0.4
Duties                                              -                0.9              -                0.9
-----------------------------------------------------------------------------------------------------------
Amount charged to operating expenses                -                1.3              -                1.3
Interest expense on unpaid value-added taxes
   and customs duties                               -                0.8              -                0.8
-----------------------------------------------------------------------------------------------------------
                                              $     -                2.1              -                2.1
===========================================================================================================


The Company evaluates many factors to determine whether it should recognize or disclose a loss contingency, including the probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. The Company believes that the range of probable penalties related to unpaid value-added taxes is between $0.4 million and $3 million and that no amount within that range is a better estimate than any other amount within the range. Accordingly, the Company has accrued $0.4 million for these penalties.

The Company has concluded that a loss related to penalties on unpaid customs duties is not probable. The Company believes that the range of reasonably possible losses related to customs duties penalties is between $0 and approximately $35 million. The Company believes that the assertion of these penalties would be excessive and would vigorously defend against any such assertion.

The Company intends to diligently pursue the timely resolution of this matter and, accordingly, the Company's estimate of the potential losses could change materially in future periods. The assertion of potential penalties may be material to the Company's financial position and results of operations. These penalties could be asserted at any time. Although the Company has accrued interest on the unpaid value-added taxes and customs duties, the Company does not expect to be assessed interest charges in connection with any penalties that may be asserted.


                                      # # #



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